UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

POLISHED.COM INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

POLISHED.COM INC.

1870 Bath Avenue

Brooklyn, NY 11214

December 26, 2023

Dear Fellow Stockholders:

You are cordially invited to virtually attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Polished.com Inc. (the “Company”). More details on the Annual Meeting can be found in the enclosed Notice of Annual Meeting of Stockholders and proxy materials. You should have also received enclosed a WHITE universal proxy card or voting instruction form and postage-paid return envelope, through which your vote is being solicited on behalf of the Company’s Board of Directors (the “Board”).

Your vote will be especially important at the Annual Meeting. As you may be aware, Jerald Hammann—a stockholder of record of just two shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), as of December 18, 2023—has nominated himself to stand for election to the Board. You may receive proxy solicitation materials from Mr. Hammann, including proxy statements and proxy cards. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by, or relating to, Mr. Hammann or any nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Hammann or any other statements that Mr. Hammann or his representatives have made or may otherwise make.

The Board does NOT endorse Mr. Hammann’s nomination and the presence of Mr. Hammann as a nominee on the enclosed WHITE universal proxy card is NOT an approval of or comment on the fitness, character, suitability or other qualifications of Mr. Hammann. The Board strongly urges you to NOT sign or return any proxy card sent to you by, or on behalf of, Mr. Hammann. If you have previously submitted a proxy card sent to you by, or on behalf of, Mr. Hammann, you can revoke that proxy and vote for the Board’s candidates and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE universal proxy card or submitting a proxy to vote by Internet by following the instructions specified on the WHITE universal proxy card or by virtually attending the Annual Meeting and voting your shares. OUR BOARD URGES YOU TO VOTE ONLY ON THE WHITE UNIVERSAL PROXY CARD FOR OUR BOARD’S PROPOSED CANDIDATES (ELLERY W. ROBERTS, HOUMAN AKHAVAN, ELLETTE A. ANDERSON, CLARK R. CROSNOE, GLYN C. MILBURN, JAMES M. SCHNEIDER, G. ALAN SHAW AND EDWARD J. TOBIN), TO DISREGARD ANY MATERIALS SENT TO YOU BY, OR ON BEHALF OF, MR. HAMMANN, AND NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, MR. HAMMANN.

We are confident that each of our eight director candidates has the right mix of professional accomplishments, experience, skills and reputation that make each candidate exceptionally qualified to serve as a representative of all stockholders and oversee the management of the Company. We are committed to engaging with our stockholders and continuing to respond to stockholder feedback about the Company, and we believe our candidates are in the best position to oversee the execution of our strategic plan to achieve long-term growth and deliver optimal stockholder value. The Board recommends that you vote “FOR” the election of each of Ellery W. Roberts, Houman Akhavan, Ellette A. Anderson, Clark R. Crosnoe, Glyn C. Milburn, James M. Schneider, G. Alan Shaw and Edward J. Tobin.

Whether or not you intend to virtually attend the Annual Meeting, YOUR VOTE IS VERY IMPORTANT. Our Board urges you to protect your investment by voting “FOR” the election of each of the eight director candidates recommended by the Board and “FOR” each of the Company’s proposals on the WHITE universal proxy card. We hope you will submit a proxy to vote as soon as possible.

Thank you for being a stockholder of the Company. Your vote and participation, no matter how many shares you own, are very important to us. We look forward to your participation in our Annual Meeting.

Sincerely,

/s/ Robert D. Barry
Robert D. Barry
Interim Chief Financial Officer

If you have any questions or need any assistance in authorizing a proxy or voting your shares, please contact our proxy solicitor at the contact listed below:

745 Fifth Avenue, 5th Floor
New York, NY 10151
Stockholders Call Toll Free: 1-855-476-7982
Banks and Brokers Call Collect: 1-646-693-7021
Email: contactus@kingsdaleadvisors.com

Polished.com Inc.

1870 Bath Avenue

Brooklyn, NY 11214

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 30, 2024

Dear Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Polished.com Inc., a Delaware corporation (the “Company”), will be held virtually at 11:00 a.m. Eastern Time on January 30, 2024, at www.virtualshareholdermeeting.com/POL2024. Stockholders will NOT be able to attend the Annual Meeting in person. At the Annual Meeting, we will ask you to:

1.	Elect eight directors, each to hold office for a one-year term expiring at our 2024 Annual Meeting of Stockholders or until his or her respective successor is elected and qualified (Proposal 1); and

2.	Ratify the appointment of Sadler, Gibb & Associates, LLC (“Sadler”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2).

Stockholders may also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Company’s Board of Directors (the “Board”) unanimously recommends that you vote “FOR” the election of each of the eight director candidates recommended by the Board and “FOR” proposal 2.

The Board has fixed the close of business on December 18, 2023 (the “Record Date”), as the Record Date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment or postponement thereof. Additional details regarding the Annual Meeting, the business to be conducted, and information about the Company that you should consider when you vote your shares are described in the proxy statement.

All stockholders as of the Record Date are cordially invited to virtually attend the Annual Meeting. Whether or not you expect to virtually attend the Annual Meeting, it is important that your shares be represented at the Annual Meeting, regardless of the number of shares you may hold. Even though you may plan to virtually attend the Annual Meeting, please promptly submit your proxy to vote using one of the following methods: on the Internet, by accessing the website address printed on your WHITE universal proxy card, or by completing, signing and returning the enclosed WHITE universal proxy card in the enclosed postage-prepaid return envelope. Voting by any of these methods will not prevent you from attending the Annual Meeting and voting your shares. You may change or revoke your proxy at any time before it is voted. Your vote is extremely important, and we appreciate you taking the time to submit your proxy to vote promptly.

If your brokerage firm, bank, trustee or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive a voting instruction form from the holder of record. You must provide voting instructions by filling out the voting instruction form in order for your shares to be voted. We recommend that you instruct your brokerage firm, bank, trustee or other nominee to submit your proxy to vote your shares on the enclosed WHITE universal proxy card.

Your vote (virtually or by proxy) will be especially important at the Annual Meeting. As you may be aware, Jerald Hammann—a stockholder of record of just two shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), as of December 18, 2023—has nominated himself to stand for election to the Board. We are not responsible for the accuracy of any information provided by, or relating to, Mr. Hammann or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Hammann or any other statements that Mr. Hammann or his representatives have made or may otherwise make.

The Board does NOT endorse Mr. Hammann’s nomination, and the presence of Mr. Hammann as a nominee on the enclosed WHITE universal proxy card is NOT an approval of or comment on the fitness, character, suitability or other qualifications of Mr. Hammann. The Board strongly urges you to NOT sign or return any proxy card sent to you by, or on behalf of, Mr. Hammann. If you have previously submitted a proxy card sent to you by, or on behalf of, Mr. Hammann, you can revoke that proxy and vote for the Board’s candidates and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE universal proxy card or voting by Internet by following the instructions specified on the WHITE universal proxy card. Only your latest dated proxy will count. OUR BOARD URGES YOU TO VOTE ONLY ON THE WHITE UNIVERSAL PROXY CARD FOR OUR BOARD’S PROPOSED CANDIDATES (ELLERY W. ROBERTS, HOUMAN AKHAVAN, ELLETTE A. ANDERSON, CLARK R. CROSNOE, GLYN C. MILBURN, JAMES M. SCHNEIDER, G. ALAN SHAW AND EDWARD J. TOBIN), TO DISREGARD ANY MATERIALS SENT TO YOU BY, OR ON BEHALF OF, MR. HAMMANN, AND NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, MR. HAMMANN.

We are confident that each of our eight director candidates has the right mix of professional accomplishments, experience, skills and reputation that make each candidate exceptionally qualified to serve as a representative of all stockholders and oversee the management of the Company. We are committed to engaging with our stockholders and continuing to respond to stockholder feedback about the Company, and we believe our candidates are in the best position to oversee the execution of our strategic plan to achieve long-term growth and deliver optimal stockholder value.

The Board strongly recommends that you vote on the enclosed WHITE universal proxy card or WHITE voting instruction form “FOR” the election of Ellery W. Roberts, Houman Akhavan, Ellette A. Anderson, Clark R. Crosnoe, Glyn C. Milburn, James M. Schneider, G. Alan Shaw and Edward J. Tobin as directors of the Company and “FOR” the ratification of the appointment of Sadler as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED WHITE UNIVERSAL PROXY CARD AND PROMPTLY SUBMIT YOUR PROXY BY INTERNET OR MAIL AS DESCRIBED ON THE WHITE UNIVERSAL PROXY CARD. PLEASE NOTE THAT EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU VOTE USING THE ENCLOSED WHITE UNIVERSAL PROXY CARD PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE ANNUAL MEETING, IF YOU ARE A RECORD HOLDER OF SHARES, OR A BENEFICIAL HOLDER WHO OBTAINS A “LEGAL” PROXY FROM YOUR BROKERAGE FIRM, BANK, TRUSTEE, OR OTHER NOMINEE, YOU STILL MAY ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES VIRTUALLY.

Regardless of the number of shares of common stock of the Company that you own, your vote will be very important. Thank you for your ongoing support, interest and investment in the Company.

Brooklyn, New York	By Order of our Board of Directors

December 26, 2023	/s/ Robert D. Barry
Robert D. Barry
Interim Chief Financial Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JANUARY 30, 2024

The proxy statement, the accompanying WHITE universal proxy card, and the Company’s annual report to stockholders (including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which includes our financial statements for the fiscal year ended December 31, 2022) are available for viewing, printing and downloading, free of charge, at www.virtualshareholdermeeting.com/POL2024. To view these materials please have your 12-digit control number(s) available that appears on the accompanying WHITE universal proxy card. Information on this website, other than the proxy statement, is not a part of the proxy statement. You may also obtain these materials at the website of the U.S. Securities and Exchange Commission at http://www.sec.gov. On this website you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Attn: Secretary, 1870 Bath Avenue, Brooklyn, NY 11214. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Please sign, date and promptly return the enclosed WHITE universal proxy card in the envelope provided, or grant a proxy and give voting instructions by Internet, so that you may be represented at the Annual Meeting. Instructions are on your WHITE universal proxy card or on the WHITE voting instruction form provided by your brokerage firm, bank, trustee or other nominee.

********************

The accompanying proxy statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying proxy statement, including the annexes, carefully and in their entirety.

If you have any questions concerning the business to be conducted at the Annual Meeting, would like additional copies of the proxy statement or need help submitting a proxy for your shares, please contact the Company’s proxy solicitor at the contact listed below:

745 Fifth Avenue, 5th Floor
New York, NY 10151
Stockholders Call Toll Free: 1-855-476-7982
Banks and Brokers Call Collect: 1-646-693-7021
Email: contactus@kingsdaleadvisors.com

i

Polished.com Inc.

1870 Bath Avenue

Brooklyn, NY 11214

_________________________________________________________________________________________

PROXY STATEMENT FOR POLISHED.COM INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JANUARY 30, 2024

_________________________________________________________________________________________

INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXY

General

This proxy statement is furnished to stockholders of Polished.com Inc., a Delaware corporation, sometimes referred to as “we,” “us,” “our,” the “Company” or “Polished,” in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”) of Polished to be held on January 30, 2024, at 11:00 a.m. Eastern Time, virtually at www.virtualshareholdermeeting.com/POL2024, for the purposes set forth in the Notice of Annual Meeting. This solicitation of proxies is made on behalf of the Company’s Board of Directors (the “Board”).

Our Fiscal Year

Our fiscal year ends on December 31 of each year. In this proxy statement, when we refer to our fiscal year, we mean the twelve-month period ending on December 31 of the stated year. For example, “fiscal year 2022” refers to the twelve-month period from January 1, 2022 through December 31, 2022.

Why am I receiving these materials?

You are receiving these proxy materials from us because you were a stockholder of record at the close of business on December 18, 2023 (the “Record Date”). Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. The Company intends to send these proxy materials to all stockholders of record as of the Record Date. Our Board is soliciting your proxy to vote your shares at the Annual Meeting on the matters to be considered at that meeting. The attached Notice of Annual Meeting, this proxy statement and the form of WHITE universal proxy card are being made available to you on or about December 26, 2023. Although not part of this proxy statement, we are also sending along with this proxy statement, our Annual Report, which includes our financial statements for the fiscal year ended December 31, 2022. This proxy statement includes information that we are required to provide to you under the U.S. Securities and Exchange Commission (the “SEC”) rules and that is designed to assist you in voting your shares.

Where and when is the Annual Meeting?

The Annual Meeting will take place in a virtual meeting format on January 30, 2024, at 11:00 a.m. Eastern Time, at www.virtualshareholdermeeting.com/POL2024. Stockholders will NOT be able to attend the Annual Meeting in person.

What am I voting on?

The following matters are scheduled to be voted on by stockholders at the Annual Meeting:

●	The election of eight directors to our Board (Proposal 1); and

●	The ratification of the selection of the appointment of Sadler, Gibb & Associates, LLC (“Sadler”) as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal 2).

Stockholders may also consider such other business as may properly come before the Annual Meeting.

Is my vote important?

Your vote will be particularly important at the Annual Meeting. As you may know, the Company has received a notice from Jerald Hammann regarding an intent to nominate himself for election as a director.

You may receive solicitation materials from, or on behalf of Mr. Hammann, including proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by, or relating to, Mr. Hammann or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Hammann or any other statements that Mr. Hammann or his representatives have made or may otherwise make.

Under the new rules adopted by the SEC, the WHITE universal proxy card also includes Mr. Hammann’s name. We ask that you only cast your votes “FOR” each of the Board’s candidates and “withhold” your votes for Mr. Hammann. Stockholders should refer to Mr. Hammann’s proxy statement for the names, backgrounds, qualifications and other information concerning his nomination. You may access his proxy statement, and any other relevant documents, without cost on the SEC’s website. You may vote “FOR” up to eight nominees in total. If you mark a “FOR” vote with respect to fewer than eight nominees under Proposal 1, your shares will only be voted “FOR” those nominees you have marked. If you vote “FOR” more than eight nominees, all of your votes on Proposal 1 will be invalid and will not be counted.

How does the Board recommend I vote?

The Board recommends the following votes:

●	“FOR” each of the Board’s candidates for election to the Board, each to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified (Proposal 1); and

●	“FOR” the ratification of the selection of the appointment of Sadler as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2);

The Board recommends a vote “FOR” the election of each of the director candidates recommended by the Board and named in this proxy statement and on the enclosed WHITE universal proxy card, and strongly urges you NOT to sign or return any proxy card(s) or voting instruction form(s) sent to you by or on behalf of anyone else.

To vote “FOR” all of the Board’s candidates, you must complete, sign, date and return the enclosed WHITE universal proxy card or follow the instructions provided in the WHITE universal proxy card for submitting a proxy over the Internet or vote at the Annual Meeting.

If you have previously signed any proxy card sent to you by Mr. Hammann in respect of the Annual Meeting, you can revoke it by signing, dating and returning the enclosed WHITE universal proxy card or by following the instructions provided in the WHITE universal proxy card for submitting a proxy to vote your shares over the Internet or voting at the Annual Meeting. Completing, signing, dating and returning any proxy card that Mr. Hammann may send to you, even with instructions to vote “withhold” with respect to Mr. Hammann, will cancel and revoke any proxy you may have previously submitted to have your shares voted for the Board’s candidates, as only your latest proxy card will be counted. Beneficial owners who own their shares in “street name” should follow the voting instructions provided by their brokerage firm, bank, trustee or other nominee to ensure that their shares are represented and voted at the Annual Meeting, or to revoke prior voting instructions. The Board urges you to sign, date and return only the enclosed WHITE universal proxy card.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business December 18, 2023, the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 2,109,347 shares of our common stock issued and outstanding.

Stockholders of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote by proxy or vote virtually at the virtual Annual Meeting. Whether or not you plan to attend the Annual Meeting virtually, we encourage you to submit your proxy as soon as possible by (1) accessing the Internet site listed in the proxy materials; or (2) signing, dating and returning a WHITE universal proxy card to ensure your vote is counted.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank, Trustee or Other Nominee

If on the Record Date your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually provided that you bring with you proof of your beneficial ownership of shares, such as a brokerage account statement. However, if you are not the stockholder of record, you may not vote your shares virtually at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?

Registered Stockholders. If you are a registered stockholder (i.e., you hold your shares in your own name through our transfer agent, Equiniti Trust Company LLC) as of the Record Date, then you may submit your proxy to vote via the Internet, or by mail by following the instructions provided on the WHITE universal proxy card. Stockholders of record may also vote at the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/POL2024 and following the on-screen instructions (have your WHITE universal proxy card ready). To participate in the Annual Meeting, you must pre-register at www.virtualshareholdermeeting.com/POL2024 by 11:00 a.m. Eastern Time on January 29, 2024. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 P.M. Eastern Time on January 29, 2024. You may still attend the Annual Meeting virtually and vote if you have already submitted your proxy to vote by Internet.

Beneficial Owners. If you are a beneficial owner of shares (i.e., your shares are held in the name of a brokerage firm, bank, trustee or other nominee) as of the Record Date, then you may ensure that your shares are represented and voted at the meeting by following the instructions provided in the voting instruction form or other materials provided to you by the brokerage firm, bank, trustee or other nominee that holds your shares. To vote at the Annual Meeting, you must obtain a valid proxy from the brokerage firm, bank, trustee or other nominee that holds your shares. If you do not provide voting instructions to your broker, then your shares will not be voted at the Annual Meeting on any proposal with respect to which the broker does not have discretionary authority. To the extent that Mr. Hammann provides proxy materials to a broker who holds shares for a beneficial owner, none of the matters to be voted on at the Annual Meeting will be considered a discretionary matter under the rules of the various regional and national exchanges of which the intermediary is a member (the “Broker Rules”); therefore, all of the matters to be voted on at the Annual Meeting will be considered “non-routine” matters. In that case, a broker that is subject to the Broker Rules will not have authority to vote shares held by a beneficial owner without instructions from the beneficial owner on Proposals 1 or 2. Further, broker non-votes will not be counted for purposes of determining whether a quorum exists at the Annual Meeting. Therefore, if you are a beneficial owner, we encourage you to instruct your broker how to vote your shares using the voting instruction form provided by your broker so that your vote can be counted.

However, for brokerage accounts that receive proxy materials only from the Company, the broker will be entitled to vote shares held for a beneficial owner on routine matters, such as Proposal 2, without instructions from the beneficial owner of those shares. In that event, the broker is not entitled to vote the shares on non-routine items. Accordingly, if you receive proxy materials only from the Company and you do not submit any voting instructions to your broker, your broker may exercise discretion to vote your shares on Proposal 2, even in the absence of your instruction. If your shares are voted on Proposal 2, as directed by your broker, your shares will constitute “broker non-votes” on any non-routine proposal (i.e., Proposal 1). In the event your brokerage account receives proxy materials only from the Company, “broker non-votes” will be counted for purposes of determining whether a quorum exists at the meeting. The voting instruction form provided by the broker holding your shares may also include information about how to submit your voting instructions over the Internet, if such options are available. The WHITE universal proxy card accompanying this proxy statement will provide information regarding Internet voting.

Stockholders of record may submit a proxy to vote via the Internet by following the instructions on the website identified on the WHITE universal proxy card. The Internet procedures are designed to authenticate a stockholder’s identity to allow the stockholder to submit a proxy to vote their shares and confirm that their instructions have been properly recorded. The procedures to allow stockholders of record to submit proxies via the Internet will be available 24 hours a day and will close at 11:59 P.M. Eastern Time on January 29, 2024.

If you have any questions or need assistance in submitting your proxy, please contact Kingsdale Advisors at 1-855-476-7982.

Whether or not you expect to attend the Annual Meeting virtually, the Board urges stockholders to submit a proxy to vote your shares in advance of the meeting by (a) visiting www.virtualshareholdermeeting.com/POL2024 and following the on screen instructions (have your WHITE universal proxy card available when you access the webpage) or (b) submitting your WHITE universal proxy card by mail by using the previously provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from revoking a previously submitted proxy or changing your vote as described above.

If you submit a proxy to vote via the Internet or by mailing a proxy card, we will vote your shares as you direct. For the election of directors (Proposal 1), you may specify whether your shares should be voted “FOR” all, some or none of the nominees listed, up to a total of eight directors, or you may “WITHHOLD” your vote from all, some or none of the nominees listed. With respect to the ratification of the appointment of Sadler as our independent registered public accounting firm (Proposal 2), you may vote “FOR” or “AGAINST” the ratification, or you may abstain from voting on the ratification.

Your vote is very important. Please submit a proxy by following the instructions on your WHITE universal proxy card even if you plan to attend the Annual Meeting virtually.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the Record Date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting. With respect to the election of directors, in a contested election, directors are elected by the vote of a plurality of the voting power of the shares present virtually or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the eight nominees who receive the largest number of affirmative votes cast on the election of directors will be elected. Proposal 2 will be approved if a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter vote in favor of such proposal. Because neither abstentions nor broker non-votes are considered cast with respect to a proposal, assuming a quorum is present, abstentions and broker non-votes, if any, will have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

Proposal 1: Election of Eight Directors. The election of the eight director nominees named in this proxy statement requires the affirmative vote of shares of common stock representing a plurality of the voting power of the shares present virtually or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the eight nominees who receive the largest number of affirmative votes cast on the election of directors will be elected. You may not cumulate your votes for the election of directors. Assuming a quorum is present, withheld votes and broker non-votes, if any, will not be considered votes cast and will have no effect on this proposal.

Proposal 2: Ratification of the Selection of the Appointment of Sadler as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023. Ratification of the selection of the appointment of Sadler as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter. Assuming a quorum is present, abstentions and broker non-votes, if any, will not be considered votes cast and will have no effect on this proposal.

Can I change my vote after I have voted?

Yes. You can revoke your proxy at any time before the polls close at the Annual Meeting, unless otherwise provided below. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card by mail with a later date;

●	You may submit another proxy over the Internet using the instructions provided on the WHITE universal proxy card;

●	You may submit another properly completed proxy card by mail with a later date;

●	You may send a written notice that you are revoking your proxy to our Secretary at Polished.com Inc., Attn: Secretary, 1870 Bath Avenue, Brooklyn, NY 11214; or

●	You may attend the Annual Meeting and vote virtually. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, trustee or other nominee as a nominee or agent, you should follow the instructions provided by your broker or bank to revoke your proxy.

If you have already voted using a proxy card sent to you by or on behalf of Mr. Hammann, you have every right to change your vote. We urge you to revoke that proxy by voting in favor of each of the Board’s candidates by using the enclosed WHITE universal proxy card. Only the latest dated and validly executed proxy that you submit will count.

What if I return a WHITE universal proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections or without marking your voting selection as to a particular proposal, your shares will be voted “FOR” the election of each of the Company’s director candidates and “FOR” Proposal 2, to the extent your proxy card does not indicate otherwise.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the shares outstanding as of the Record Date are represented by stockholders present at the meeting virtually or by proxy.

Your shares will be counted towards the quorum if you submit a valid proxy or if you are present at the Annual Meeting. Abstentions are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

Who is paying for this proxy solicitation?

The Company will pay the entire cost of this solicitation of proxies. In addition to these mailed proxy materials and the use of the Internet, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Other than the persons described in this proxy statement, no general class of employee of the Company will be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, our employees, officers and directors may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. Directors and employees will not be paid any additional or special compensation for soliciting proxies. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and other agents holding shares of the common stock in their names that are beneficially owned by others to forward to those beneficial owners. We will also reimburse banks, brokerage firms, fiduciaries and other agents for the cost of forwarding solicitation materials to beneficial owners.

Pursuant to a letter agreement dated December 12, 2023 (the “Letter Agreement”), we have engaged Kingsdale Advisors to assist in the solicitation of proxies in connection with the Annual Meeting. The Letter Agreement contains customary items related to proxy solicitations, including a service fee, a success fee and the reimbursement of customary disbursements, which are not expected to exceed $75,000 in total. The Kingsdale Advisors team consists of ten employees. Our aggregate expenses, including legal fees for attorneys, accountants, public relations and other advisors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation, but excluding costs normally expended for a solicitation for an election of directors in the absence of a proxy contest. Costs represented by salaries and wages of Company employees and officers are expected to be de minimis.

When are stockholder proposals due for next year’s annual meeting?

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement.

Stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). To be eligible for inclusion in the proxy statement relating to our 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), stockholder proposals must be submitted in writing to Polished.com Inc., Attention: Secretary at 1870 Bath Avenue, Brooklyn, NY 11214 and must be received by us no later than November 1, 2024, and must otherwise satisfy the conditions established by the SEC, for stockholder proposals to be included in the proxy statement for that meeting. In addition, our Amended and Restated Bylaws (the “Bylaws”) include other requirements for the submission of proposals and the nomination of candidates for director.

Stockholder Proposals for Presentation at Next Year’s Annual Meeting.

If a stockholder wishes to present a proposal, including a director nomination, at our 2024 Annual Meeting and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to Polished.com Inc., Attention: Secretary at 1870 Bath Avenue, Brooklyn, NY 11214 not less than 90 days, or November 1, 2024, nor more than 120 days, or October 2, 2024, prior to the first anniversary of the date of the Annual Meeting, except that if the 2024 Annual Meeting date is changed by more than 30 days from the anniversary date of the Annual Meeting, such notice must be received not earlier than the close of business 120 days prior to the anniversary date of the Annual Meeting date and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made, whichever occurs first. If a stockholder fails to give timely notice of a proposal, the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2024 Annual Meeting. You are advised to review our Bylaws, which include other requirements for advance notice of the submission of stockholder proposals and the nomination of candidates for director.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than sixty days prior to the anniversary of the Annual Meeting, or December 1, 2024. If the date of the 2024 Annual Meeting has changed by more than thirty calendar days from date of the Annual Meeting, then notice must be provided by the later of sixty calendar days prior to the date of the 2024 Annual Meeting or the tenth calendar day following the day on we first publicly announce the date of the 2024 Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We expect to report final voting results in a current report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If our final voting results are not available within four business days after the Annual Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us. You can obtain a copy of the Form 8-K, and any related amendments, once it is filed on our website at https://investor.polished.com/financials/sec-filings/, or through the EDGAR system at www.sec.gov. Our website does not constitute part of this proxy statement.

What if another matter is properly brought before the Annual Meeting?

We do not expect that any other items of business will be presented for consideration at the Annual Meeting other than those described in this proxy statement. However, by completing, signing, dating and returning a WHITE universal proxy card or submitting your proxy or voting instructions over the Internet, you will give to the persons named as proxies on the WHITE universal proxy card discretionary voting authority with respect to any matter that may properly come before the Annual Meeting, and such persons named as proxies intend to vote on any such other matter in accordance with their instructions to the extent permitted by Rule 14a-4(c) of the Exchange Act.

Will there be a proxy contest at the Annual Meeting?

Yes. Mr. Hammann has announced his intention to nominate himself for election as a director of the Board at the Annual Meeting. The presence of Mr. Hammann’s name on the enclosed WHITE universal proxy card is NOT an endorsement or approval of, or comment on, the fitness, character, suitability or other qualifications of Mr. Hammann.

The Board does NOT endorse Mr. Hammann. You may receive proxy solicitation materials from, or on behalf of, Mr. Hammann, including proxy statements and proxy cards. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by, or relating to, Mr. Hammann or any nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Hammann or any other statements that Mr. Hammann or his representatives have made or may otherwise make.

The Board is pleased to nominate for election as directors the following eight persons: Ellery W. Roberts, Houman Akhavan, Ellette A. Anderson, Clark R. Crosnoe, Glyn C. Milburn, James M. Schneider, G. Alan Shaw and Edward J. Tobin, all of whom are incumbent directors of the Company and are named in this proxy statement and on the enclosed WHITE universal proxy card. We believe our candidates have the breadth of relevant and diverse experiences, integrity and commitment necessary to continue to grow the Company for the benefit of all of the Company’s stockholders.

What does it mean if I receive more than one notice from the Company or WHITE universal proxy card?

Because Mr. Hammann may send solicitation materials to stockholders, we may conduct multiple mailings prior to the Annual Meeting to ensure stockholders have our latest proxy information and materials to vote. In that event, we will send you a new WHITE universal proxy card or voting instruction form with each mailing, regardless of whether you have previously voted. You may also receive more than one set of proxy materials, including multiple WHITE universal proxy cards, if you hold shares that are registered in more than one account—please vote the WHITE universal proxy card for every account you own. The latest dated proxy you submit will be counted. IF YOU WISH TO VOTE AS RECOMMENDED BY THE BOARD, THEN YOU SHOULD ONLY SUBMIT WHITE UNIVERSAL PROXY CARDS.

What should I do if I receive any proxy materials from Mr. Hammann?

Mr. Hammann has nominated himself for election as a director of the Board in opposition to the election of the Board’s incumbent candidates. We expect that you may receive proxy solicitation materials from Mr. Hammann, including opposition proxy statements and proxy cards.

The Board strongly urges you NOT to sign or return any proxy card(s) or voting instruction form(s) that you may receive from Mr. Hammann, not even for the purpose of voting “WITHHOLD” with respect to any nominees. We are not responsible for the accuracy of any information provided by or relating to Mr. Hammann or any proposal contained in any proxy solicitation materials filed or disseminated by or on behalf of Mr. Hammann or any other statements that Mr. Hammann or his representatives have made or may otherwise make. If you have already voted using the proxy card provided by Mr. Hammann, you have every right to change your vote by completing and returning the enclosed WHITE universal proxy card or by submitting a proxy to vote or over the Internet by following the instructions provided on the enclosed WHITE universal proxy card or voting instruction form. Only the latest proxy you submit will be counted.

Voting to “withhold” with respect to Mr. Hammann on a proxy card sent by him is not the same as voting for the Board’s candidates. If you vote “withhold” on Mr. Hammann using the proxy card sent to you him, your vote will not be counted as a vote for any of the director candidates recommended by the Board, but will result in the revocation of any previous vote you may have cast on the WHITE universal proxy card. If you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive other than the WHITE universal proxy card. If you have any questions or need assistance voting, please contact Kingsdale Advisors at 1-855-476-7982. The Board recommends a vote “FOR” the election of the Board’s candidates on the WHITE universal proxy card. The Board urges you not to sign or return any proxy card sent to you by, or on behalf of, Mr. Hammann, even as a protest vote.

What happens if Mr. Hammann withdraws or abandons his solicitation or fails to comply with the universal proxy rules, and I already granted proxy authority in favor of him?

Stockholders are encouraged to submit their votes on the WHITE universal proxy card. If Mr. Hammann withdraws or abandons his solicitation or fails to comply with the universal proxy rules after a stockholder has already granted proxy authority to him, stockholders can still sign and date a later submitted WHITE universal proxy card.

If Mr. Hammann withdraws or abandons his solicitation or fails to comply with the universal proxy rules, any votes cast in favor of Mr. Hammann will be disregarded and not be counted as votes cast, whether such vote is provided on the Company’s WHITE universal proxy card or Mr. Hammann’s proxy card.

Do I have appraisal or dissenters’ rights?

None of the applicable Delaware law, our Certificate of Incorporation (the “Charter”), nor our Bylaws, provide for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals set forth in this proxy statement. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with such proposals.

Who should I call if I have questions or need assistance voting my shares?

If you have questions about the Annual Meeting, would like additional copies of this proxy statement or need assistance voting your shares, requests should be directed as described below:

745 Fifth Avenue, 5th Floor
New York, NY 10151
Stockholders Call Toll Free: 1-855-476-7982
Banks and Brokers Call Collect: 1-646-693-7021
Email: contactus@kingsdaleadvisors.com

BACKGROUND OF THE SOLICITATION

The summary below details the significant contacts among the Company and Mr. Hammann, and each of their respective representatives, beginning in September 2023 through the date of this proxy statement. This summary does not purport to catalogue every conversation of or among members of the Board, the Company’s management, the Company’s advisors and representatives of Mr. Hammann and its advisors relating to Mr. Hammann’s solicitation.

In October 2023, the Company received a letter from Mr. Hammann, dated September 26, 2023, stating Mr. Hammann’s intent to nominate himself for election as a director of the Company.

On December 7, 2023, the Company mailed a letter to Mr. Hammann, notifying him of the names of all nominees for whom the Company intends to solicit proxies ahead of the Annual Meeting. Concurrently with mailing the letter to Mr. Hammann, the Company filed a Current Report on Form 8-K disclosing the names of the Company’s nominees for election as directors at the Annual Meeting.

On December 14, 2023, the Company filed with the SEC a preliminary proxy statement in connection with the Annual Meeting.

On December 26, the Company filed with the SEC a definitive proxy statement in connection with the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board currently consists of the following nine individuals: Ellery W. Roberts, Houman Akhavan, Ellette A. Anderson, Clark R. Crosnoe, Glyn C. Milburn, James M. Schneider, G. Alan Shaw, Alan P. Shor and Edward J. Tobin. Currently, the authorized size of the Board is nine directors, comprised of the nine individuals listed above. Eight of these individuals (Ellery W. Roberts, Houman Akhavan, Ellette A. Anderson, Clark R. Crosnoe, Glyn C. Milburn, James M. Schneider, G. Alan Shaw and Edward J. Tobin) will be standing for election at our Annual Meeting. As disclosed in a Current Report on Form 8-K the Company filed with the SEC on December 7, 2023, the Board has resolved to reduce the authorized size of the Board to eight, effectively immediately prior to the Annual Meeting.

Each director elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal.

We encourage all directors to virtually attend the Annual Meeting. All of the nine directors as of last year’s annual meeting of stockholders attended that meeting.

If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares represented by a duly executed proxy will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given. Each of the Company’s nominees for election has agreed to serve as a nominee, be named in a proxy statement and serve as a director, if elected. Our management has no reason to believe that any of the Company’s nominees will be unable to serve. There are no arrangements or understandings between any Company nominee and any other person pursuant to which he or she was selected as a Company nominee.

The following information is furnished with respect to each of the nominees for election as director at the Annual Meeting as of December 12, 2023.

Name	Age	Position with Company
Ellery W. Roberts	53	Executive Chairman
Houman Akhavan	45	Director
Ellette A. Anderson	47	Director
Clark R. Crosnoe	55	Director
Glyn C. Milburn	52	Director
James M. Schneider	71	Director
G. Alan Shaw	60	Director
Edward J. Tobin	66	Director

Ellery W. Roberts. Mr. Roberts has served as the Chairman of our board of directors since our inception and the Executive Chairman of our Board of Directors since August 30, 2021. Mr. Roberts brings over 20 years of private equity investing experience to our company. Mr. Roberts has been the Chairman, Chief Executive Officer, President and Chief Financial Officer of 1847 Holdings since its inception on January 22, 2013 and is also the sole manager of our manager. Mr. Roberts has also been a director of Western Capital Resources, Inc., a public company, since May 2010. In July 2011, Mr. Roberts formed The 1847 Companies LLC, a company that is no longer active, where he began investing his own personal capital and capital of high net worth individuals in select transactions. Prior to forming The 1847 Companies LLC, Mr. Roberts was the co-founder and was co- managing principal from October 2009 to June 2011 of RW Capital Partners LLC, the recipient of a “Green Light” letter from the U.S. Small Business Administration permitting RW Capital Partners LLC to raise capital in pursuit of the Small Business Investment Company license with the preliminary support of the Small Business Administration. Mr. Roberts was a founding member of Parallel Investment Partners, LP (formerly SKM Growth Investors, LP), a Dallas-based private equity fund focused on re-capitalizations, buyouts and growth capital investments in lower middle market companies throughout the United States. Previously, Mr. Roberts served as Principal with Lazard Group LLC, a Senior Financial Analyst at Colony Capital, Inc., and a Financial Analyst with the Corporate Finance Division of Smith Barney Inc. (now known as Morgan Stanley Smith Barney LLC). Mr. Roberts received his B.A. degree in English from Stanford University. We believe Mr. Roberts is qualified to serve on our board of directors due to his extensive investment experience.

Houman Akhavan. Mr. Akhavan has served on our board of directors since January 2023. Mr. Akhavan served as Chief Marketing Officer of CarParts.com, Inc. from February 2019 to July 2023. Prior to his role as CarParts.com’s Chief Marketing Officer, Mr. Akhavan was the Chief Executive Officer of Growth Rocket (d/b/a Idea Launch, Inc.) from January 2015 to February 2019. Mr. Akhavan previously served as CarParts.com’s Vice President of Marketing from January 2006 to December 2014. We believe Mr. Akhavan is qualified to serve on our Board due to extensive experience growing revenue and market share in start-up and public company environments.

Ellette A. Anderson. Ms. Anderson has served on our board of directors since July 2020. In 2013, Ms. Anderson founded Griffin Archer LLC, a full-service advertising agency that offers a comprehensive range of services addressing both the traditional and digital marking aspects of business. As the Chief Executive Officer of Griffin Archer, Ms. Anderson is responsible for overseeing new business acquisitions, strategic planning, and creative direction for their entire client portfolio. From April 2004 to August 2013, she served as a Writer and Associate Creative Director at Carmichael Lynch Advertising in Minneapolis where she received multiple industry awards for her creative work on several iconic brands. She holds a B.A. degree in English Literature from the University of Kansas. We believe Ms. Anderson is qualified to serve on our board of directors due to her deep experience in the advertising and marketing industry.

Clark R. Crosnoe. Mr. Crosnoe has served on our board of directors since July 2020. In 2009, Mr. Crosnoe founded CRC Capital LLC, a registered investment advisor and manager of the CRC Investment Fund LP, a private investment partnership focused on publicly-traded equity securities. As managing member of CRC Capital LLC, Mr. Crosnoe is responsible for strategy, oversight and the day-to-day investment decisions of the fund. The portfolio typically includes investments in the consumer, financial, healthcare, industrial and energy sectors. In 1999, Mr. Crosnoe was a founding employee of Parallel Investment Partners where he was named partner in 2003. As a partner, he was responsible for sourcing, evaluating, structuring, executing and monitoring investments, and also dedicated a substantial portion of his time to marketing activities for the firm. Mr. Crosnoe began his career in investment banking at Wasserstein Perella & Co. and also gained valuable experience at multi-billion dollar hedge fund HBK Investments. Mr. Crosnoe holds undergraduate degrees from the University of Texas at Austin and earned an MBA from Harvard Business School in 1996. We believe Mr. Crosnoe is qualified to serve on our board of directors due to his approximately 24 years of private and public investment and advisory experience.

Glyn C. Milburn. Mr. Milburn has served on our board of directors since July 2020. Since January 2021, Mr. Milburn has served as the Senior Director of Government Affairs at Ygrene Energy Fund, an energy finance vehicle with offices in California and Florida. From February 2016 to January 2021, Mr. Milburn has served as a Partner at Jimmy Blackman & Associates, a full- service Government and Public Affairs firm, where he is responsible for business strategy, client management, communications and campaign management for a client portfolio comprised of large public safety labor unions, banking/finance companies, and hotel operators across the State of California. From April 2013 to January 2016, Mr. Milburn served as a Special Assistant in the City of Los Angeles where he held two positions in the City of Los Angeles, one in the Office of Los Angeles Mayor Eric Garcetti’s Office of Economic Development and another in the Office of Los Angeles Councilman Dennis Zine. From August 2012 to March 2013, Mr. Milburn co-Founded Provident Investment Advisors LLC, a special investment vehicle for energy, technology and healthcare ventures, where he served as Managing Member. Mr. Milburn holds a B.A. degree in Public Policy from Stanford University. We believe Mr. Milburn is qualified to serve on our board of directors due to his valuable background in policy development, regulatory and strategic planning experience.

James M. Schneider. Mr. Schneider has served on our board of directors since January 2022. Since 2006, Mr. Schneider has served as Chairman of Horizon Bank SSB, a privately held bank in Texas. Prior to that, he was the CFO of Dell, Inc. Since 2010, Mr. Schneider has been employed by private equity firm Lead Edge Capital, currently serving as an operating partner. Mr. Schneider holds a bachelor’s degree in accounting from Carroll University and is a Certified Public Accountant and former partner at PricewaterhouseCoopers LLP. Mr. Schneider serves as a director of Frontier Bancshares Inc., a provider of commercial banking services for retail and intuitional customers, and Lohman Technologies, LLC, a provider of medical equipment. Mr. Schneider served as a director of General Communications Inc., a publicly-held telecommunications corporation from 1994 until 2018 and Zilliant Inc. from 2011 until 2021. We believe Mr. Schneider is qualified to serve on our board of directors due to his extensive experience on public company boards and accounting experience.

G. Alan Shaw. Mr. Shaw has served on our board of directors since October 2021. Mr. Shaw brings expansive appliance industry knowledge and valuable supplier relationships to our Board. He has been a leader in the industry for more than twenty years, beginning his career with Whirlpool and finishing it as the Chief Executive Officer of Electrolux’s North American business, a position he held from January 2016 until his retirement in January 2020. He has held President and c-level positions with several North American-based durable goods companies since 2003, including Char-Broil and Husqvarna Group. He holds a B.S. degree in Economics and Political Science from the University of Idaho and an MBA in Marketing from Indiana University. We believe Mr. Shaw is qualified to serve on our board of directors due to his extensive appliance industry and executive leadership experience.

Edward J. Tobin. Mr. Tobin has served on our board of directors since April 2020. Mr. Tobin has served as Managing Director of 1847 Partners LLC, our manager, since January 2014. From 1997 until November 2014, Mr. Tobin was a Director of Global Emerging Markets North America, Inc., where he managed Special Situations and Venture investing. In this role, he oversaw structured finance transactions in industries such as clean tech, media, telecommunications, manufacturing, real estate and life sciences. Prior to that, Mr. Tobin was Managing Director of Lincklaen Partners, a private family investment office. Previously, he had been a portfolio manager with Neuberger and Berman and a Vice President of Nordberg Capital, Inc. Mr. Tobin received his MBA from the Wharton School, as well as a Master of Science in Engineering and a Bachelor of Science in Economics from the University of Pennsylvania. We believe Mr. Tobin is qualified to serve on our board of directors due to his extensive investment experience.

Our directors currently have terms which will end at the Annual Meeting or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the board of directors. There is no arrangement or understanding between any director or executive officer and any other person pursuant to which he was or is to be selected as a director, nominee or officer.

Required Vote

Under our Bylaws, directors are elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. This means that the eight nominees who receive the largest number of affirmative votes cast on the election of directors will be elected. You may not cumulate your votes for the election of directors. If you hold your shares in street name and you do not instruct your broker, bank, trustee or other nominee on how to vote on this proposal, they will not have authority to vote your shares. Withheld votes and broker non-votes will not be considered votes cast and will have no effect on this proposal.

You may vote “FOR” up to eight nominees in total. If you mark a “FOR” vote with respect to fewer than eight nominees under Proposal 1, your shares will only be voted “FOR” those nominees you have marked. If you vote “FOR” more than eight nominees, all of your votes on Proposal 1 will be invalid and will not be counted.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF EACH OF THE EIGHT DIRECTOR NOMINEES ABOVE.

PROPOSAL 2 - RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has selected Sadler as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and has further directed that the selection of such firm be submitted to our stockholders for ratification.

Stockholder ratification of the selection of our independent registered public accounting firm is not required. However, the audit committee is submitting this proposal to our stockholders as a matter of good corporate governance. If our stockholders do not vote on an advisory basis in favor of the ratification of the selection of Sadler as our independent registered public accounting firm for the fiscal year ending December 31, 2023, the audit committee will review its future selection of an independent registered public accounting firm. Regardless of whether the selection is ratified, the audit committee in its discretion may, without resubmitting the matter for stockholders to approve or ratify, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

Representatives of Sadler are not expected to be present at the Annual Meeting, but have been given the opportunity to make a statement, if they desire to do so, and will be available should any matter arise requiring their participation.

The aggregate fees for professional services rendered for us by Sadler are described in the Audit Related Matters section of this proxy statement.

Required Vote

The ratification of the selection of Sadler as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter. Abstentions and broker non-votes will not be considered votes cast and will have no effect on this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
RATIFICATION OF THE SELECTION OF SADLER AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board adopted Corporate Governance Guidelines to ensure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of the company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, succession planning, and Board committees and compensation. A copy of the Corporate Governance Guidelines may be found on our IR site under the link for “Governance.”

Director Independence

Our Board has determined that all of our directors, other than Messrs. Roberts and Tobin, qualify as “independent” directors in accordance with the rules and regulations of NYSE American. Messrs. Roberts and Tobin are not considered independent because of their affiliation with our former parent company. In making its independence determinations, the Board considered, among other things, relevant transactions between the Company and entities associated with the independent directors, as described under the heading “Certain Relationships and Related Transactions,” and determined that none have any relationship with the company or other relationships that would impair the directors’ independence.

Further, the Board has determined that each member of each of the committees of the Board is currently independent in accordance with the rules and regulations of NYSE American and Rule 10a-3(b)(1) under the Exchange Act.

Leadership Structure

We chose to appoint a separate Executive Chairman of the Board who is not our Chief Executive Officer. Our Board has made this decision based on their belief that a separate Executive Chairman of the Board can act as a balance to the Chief Executive Officer.

Role of Board in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s oversight of the various risks facing the Company. In this regard, our Board seeks to understand and oversee critical business risks. Our Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, company management is charged with managing risk. Management communicates routinely with the Board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our Board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. Much of this work has been delegated to committees, which will meet regularly and report back to the full Board. The audit committee oversees risks related to our consolidated financial statements, the financial reporting process, accounting and legal matters, the compensation committee evaluates the risks and rewards associated with our compensation philosophy and programs, and the nominating and corporate governance committee evaluates risk associated with management decisions and strategic direction.

Board Meetings and Committees

Our Board meets on a regular basis during the year. Our Board met seven times in fiscal year 2022. Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board, and all committees of the Board on which he or she served, held during the period for which he or she was a director in 2022. We have encouraged all of our directors and nominees for director to attend our Annual Meeting; however, attendance is not mandatory.

Our Board has established audit, compensation and nominating and corporate governance committees, each of which operates under a charter that has been approved by our Board and that satisfies the applicable standards of the SEC and NYSE American. The table below provides current committee composition.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ellery W. Roberts
Ellette A. Anderson*
Clark R. Crosnoe*
Glyn C. Milburn*
G. Alan Shaw*
Edward J. Tobin
James M. Schneider*
Houman Akhavan*
Alan P. Shor*

Member
Committee Chair

*	Independent Director

Audit Committee

The audit committee oversees our accounting and financial reporting processes and the audits of the consolidated financial statements of the Company. A copy of its charter may be found on our IR site at https://investor.polished.com/governance/governance-documents/.

The audit committee is responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the Board in its oversight of the integrity of our consolidated financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; and (viii) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

Our Board has determined that each member of the audit committee is an independent director under NYSE American rules and under Rule 10A-3 under the Exchange Act. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE American. Our Board has determined that each of Mr. Crosnoe and Mr. Schneider is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable NYSE American rules and regulations. The audit committee met three times in 2022.

Compensation Committee

The compensation committee assists the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. A copy of its charter may be found on our IR site at https://investor.polished.com/governance/governance-documents/.

The compensation committee is responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) making recommendations to the Board regarding the compensation of our independent directors; (iii) making recommendations to the Board regarding equity-based and incentive compensation plans, policies and programs; and (iv) reviewing and assessing annually the compensation committee’s performance and the adequacy of its charter.

Our Board has determined that each member of the compensation committee is independent under the applicable rules and regulations of NYSE American, is an outside director within the meaning of Section 162(m) of the Code, and is a “non-employee director” as defined under Rule 16b-3 of the Exchange Act. The compensation committee met one time in 2022.

Nominating and Governance Committee

The nominating and corporate governance committee assists the Board in selecting individuals qualified to become directors and in determining the composition of the Board and its committees. A copy of its charter may be found on our IR site at https://investor.polished.com/governance/governance-documents/.

The nominating and corporate governance committee is responsible for, among other things: (i) identifying and evaluating individuals qualified to become members of the Board by reviewing nominees for election to the board submitted by stockholders and recommending to the Board director nominees for each annual meeting of stockholders and for election to fill any vacancies on the Board; (ii) advising the Board with respect to Board organization, desired qualifications of Board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies; (iii) advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance; (iv) overseeing compliance with the our code of ethics; and (v) approving any related party transactions.

Our Board has determined that each member of the nominating and corporate governance committee is an independent director under the applicable rules and regulations of NYSE American. The nominating and corporate governance committee met three times in 2022.

Director Nomination Process

The nominating and corporate governance committee’s methods for identifying candidates for election to our Board (other than those proposed by our stockholders, as discussed below) will include the solicitation of ideas for possible candidates from a number of sources—members of our Board, our executives, individuals personally known to the members of our Board, and other research. The nominating and corporate governance committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other Board members; (iii) the extent to which the candidate would be a desirable addition to the Board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

Although the nominating and corporate governance committee does not have a formal policy with respect to Board diversity, it strives to constitute the Board with directors who bring to the Company a variety of perspectives, cultural sensitivity, life experiences, skills, expertise, and sound business understanding and judgment derived from a broad range of business, professional, governmental, community involvement, personal and e-commerce experiences, as well as directors who have skills and experience that are relevant to the Company’s industry and operations and who have the desire and capacity to actively serve.

A stockholder may nominate one or more persons for election as a director at any annual meeting of stockholders if the stockholder complies with the notice and information provisions contained in our Bylaws. Such notice must be in writing to the Company not less than 90 days and not more than 120 days prior to the anniversary date of the preceding year’s annual meeting of stockholders or as otherwise required by requirements of the Exchange Act. As provided in our Bylaws, in the event an annual meeting has not been previously held, such notice must be received not later than the close of business on the 10th day following the date on which public announcement of the date of the annual meeting is first made. In addition, stockholders furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of stockholders entitled to vote at such meeting.

Stockholder Communications with the Board

Stockholders and other interested parties may communicate with the Board, or any individual member of the Board, at the following address:

Polished.com Inc.

1870 Bath Avenue

Brooklyn, NY 11214

Attention: Secretary

Communications must state the number of shares owned by the person making the communication, if any. Our Secretary will review and forward such communication to all of the members of the Board or to the individual director(s) to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, our Secretary may disregard the communication in his or her discretion.

Stockholder Communications with the Board

Stockholders interested in communicating with our Board, a board committee, the independent directors or an individual director may do so by sending an email to our Secretary at Stockholders@polished.com or writing to our Board at Polished.com Inc., 1870 Bath Avenue, Brooklyn, NY 11214, Attention: Secretary. Communications should specify the addressee(s) and the general topic of the communication. Our Secretary will review and sort communications before forwarding them to the addressee(s). If no particular director is named, letters will be forwarded, depending on the subject matter, to the chair of our Board or the appropriate committee, as applicable.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

A copy of the code may be found on our IR site at https://investor.polished.com/governance/governance-documents/. We intend to make all required disclosures regarding any amendments to, or waivers from, any provisions of the code at the same location of our website.

Insider Trading Policy

We maintain an insider trading policy that prohibits trading our common shares when in possession of material non-public information. It also prohibits directors, officers and other employees from engaging in hedging transactions and, unless approved in advance by our Chief Financial Officer (or such other individual designated by the board of directors), holding our securities in a margin account or otherwise pledging our shares as collateral for a loan. Since the adoption of our insider trading policy, we have granted one waiver to the policy’s general prohibition on pledging. See “Item 12 — Security Ownership of Certain Beneficial Owners and Management”.

A copy of the insider trading policy may be found on our IR site at https://investor.polished.com/governance/governance-documents/. We intend to make all required disclosures regarding any amendments to, or waivers from, any provisions of the code at the same location of our website.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Polished.com Inc. under the Securities Act of 1933, as amended, or the Exchange Act.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our IR site under the link for “Governance.” Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. Sadler, our independent registered public accounting firm for fiscal year 2022, is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States and the effectiveness of our internal control over financial reporting.

The audit committee is also responsible for appointment, compensation, retention and oversight of the work of the independent auditor, including pre-approving any audit and non-audit service provided to the company by the independent auditor, periodically reviewing and evaluating the performance of the lead audit partner, as well as reviewing and considering the selection of the lead audit partner. The audit committee also periodically considers whether there should be a rotation of our independent registered public accounting firm. In addition to Sadler’s independence from the Company and management, the audit committee also considers several other factors in deciding whether to re-engage Sadler, including: the quality of its staff, work and quality control; its policies related to independence; its global reach; and its capability and expertise to perform an audit of our financial statements and internal control over financial reporting, given the breadth and complexity of its business and global footprint.

In fulfilling its oversight responsibilities, the audit committee reviewed with management and Sadler the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

The audit committee also discussed with Sadler the matters that are required to be discussed by the PCAOB, as adopted in Auditing Standard No. 1301, Communications with Audit Committees. Sadler has also provided the audit committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with Sadler that firm’s independence. The audit committee has concluded that Sadler’s provision of audit and non-audit services to the Company and its affiliates is compatible with Sadler’s independence. Finally, the audit committee discussed with Sadler, with and without management present, the scope and results of Sadler’s audit of such financial statements.

Based on these reviews and discussions, the audit committee recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Members of the audit committee at the time of the filing of the Annual Report who approved this report:

Clark R. Crosnoe

Glyn C. Milburn

James M. Schneider

G. Alan Shaw

No Family Relationships

There are no family relationships between any of our officers and directors.

Material Proceedings

There are no material proceedings to which any director or officer of the Company is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Involvement in Certain Legal Proceedings

To our knowledge, none of the participants in the solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of our executive officers as of December 12, 2023.

Name	Age	Position
J.E. “Rick” Bunka	65	Interim Chief Executive Officer
Robert D. Barry	79	Interim Chief Financial Officer and Secretary
Ellery W. Roberts	53	Executive Chairman of the Board of Directors

J.E. “Rick” Bunka. Mr. Bunka has served as our Interim Chief Executive Officer since October 2022. Since 2019, Mr. Bunka co-founded and has served as Partner of Park North Capital, LLC, a merchant bank that services companies seeking optimize their growth, capital structures, liquidity and operations. Also, since 2013, Mr. Bunka has served as the President of Point North LLC, a business advisory service, through which he served in an advisory role to Polished when it was known as 1847 Goedeker Inc. Formerly, Mr. Bunka held the position of President and Chief Executive Officer of Dots. Over his 15-year tenure at Dots, Mr. Bunka led a transformation of the regional close out retailer into a national specialty women’s brand with more than 400 stores across 28 states. He was also appointed Chief Restructuring Officer of Love Culture in 2014 and of Anna’s Linens in 2015. Early in his career, he was a Management Consultant at PriceWaterhouse, specializing in strategic planning, merchandising and organizational development in the retail and service sectors.

Robert D. Barry. Mr. Barry has served as our Interim Chief Financial Officer since October 2022. Mr. Barry previously served as our Chief Accounting Officer from July 2021 through January 2022, and also previously served as our Chief Financial Officer from January 2019 to July 2021. He also served as the Controller of Neese from July 2017 until the sale of Neese in April 2021. From April 2013 until August 2016, Mr. Barry was Chief Executive Officer and Chief Financial Officer of Pawn Plus Inc., a chain of retail pawn stores. Prior to that, Mr. Barry served as Executive Vice President and Chief Financial Officer of Regional Management Corp. (NYSE: RM), a consumer loan business based in Greenville, South Carolina for several years. Prior to joining Regional Management Corp., he held various executive roles that include Executive Vice President and Chief Financial Officer for Regional Acceptance Corporation (NASDAQ: REGA) and Financial Institutions Partner at KPMG LLP. Mr. Barry is a Certified Public Accountant and also serves on the Board of Directors of 1847 Holdings LLC.

Ellery W. Roberts. See Mr. Roberts’ biography included under the heading “Proposal 1 – Election of Directors.”

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our named executive officers for services rendered in all capacities during the noted periods.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
J.E. “Rick” Bunka,	2022	194,231	--	--	--	--	194,231
Interim Chief Executive Officer(3)	2021	--	--	--	--	--	--

Robert D. Barry,	2022	245,577	--	--	--	--	245,577
Interim Chief Financial Officer(4)	2021	290,793	25,000	25,000	--	11,508	352,301

Maria Johnson,	2022	310,961	--	--	--	37,109	348,070
Former Chief Financial Officer(5)	2021	162,885	149,750	--	315,600	2,198	630,433

Albert Fouerti,	2022	306,308	--	--	--	--	306,308
Former Chief Executive Officer(6)	2021	210,000	175,000	--	--	--	385,000

(1)	Amounts represent cash bonuses.

(2)	The amount is equal to the aggregate grant-date fair value with respect to the awards, computed in accordance with FASB ASC Topic 718, determined without regard to estimated forfeitures. See Note 2 to our consolidated financial statements in this Annual Report on Form 10-K for a discussion of the assumptions used in determining the FASB ASC 718 grant date fair value of these awards.

(3)	Mr. Bunka was appointed Interim Chief Executive Officer by the Board effective October 14, 2022.

(4)	Mr. Barry is currently our Interim Chief Financial Officer. Previously, Mr. Barry was a full-time employee following our initial public offering on July 31, 2020. Mr. Barry’s title was changed to Chief Accounting Officer in July 2021, and he was our Chief Accounting Officer until January 2022. Mr. Barry was appointed Interim Chief Financial Officer by the Board effective October 14, 2022. Other compensation represents matching contributions under our 401(k) plan.

(5)	Ms. Johnson served as our Chief Financial Officer from July 2021 until her resignation in October 2022. Other compensation for 2022 represents a vacation payout. Ms. Johnson received an annual incentive bonus of $134,750 in 2022 for her service in 2021. Other compensation for 2021 represents payments for parking her personal vehicle.

(6)	Mr. Fouerti served as our Chief Executive Officer from August 2021 until his resignation in October 2022. Mr. Fouerti received an annual incentive bonus of $175,000 in 2022 for his service in 2021.

Employment Agreements

On October 14, 2022, the Board appointed with immediate effect J.E. “Rick” Bunka as Interim Chief Executive Officer and Robert D. Barry as Interim Chief Financial Officer of the Company, following the resignations of Albert Fouerti as Chief Executive Officer and President, Elie Fouerti as Chief Operating Officer and Maria Johnson as Chief Financial Officer and Secretary.

In connection with his appointment as Interim Chief Executive Officer, Mr. Bunka entered into an engagement agreement with the Company, pursuant to which, the Company shall pay Mr. Bunka a fee of $16,826.92 per week for his services. Mr. Bunka’s term commenced on October 14, 2022. In addition to payment for his services, Mr. Bunka shall be eligible for a success fee equal to $2,187,500 and a leadership transition fee of $437,500. The success fee shall be earned if, during his term, the Company consummates a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan) and Mr. Bunka is performing services (and has not given notice) through the date of closing of such Change in Control. The leadership transition fee shall be paid if, in the Board’s sole determination, Mr. Bunka has materially assisted in the successful transition to permanent executive leadership during his term.

In connection with his appointment as Interim Chief Financial Officer, Mr. Barry entered into an employment agreement with the Company, pursuant to which, the Company shall pay Mr. Barry an annual base salary of $325,000, paid bi-weekly with standard payroll deductions and less applicable taxes, and an annual bonus target for 2023 of up to 50% of his applicable base salary, subject to adoption by the Company’s board of directors. In addition to payment for his services, Mr. Barry shall be eligible for a Change in Control bonus equal to $325,000, if, subsequent to January 1, 2023, the Company consummates a Change in Control and Mr. Barry remains employed through the date of closing of such Change in Control.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table includes certain information with respect to the value of all unexercised options and unvested shares of restricted stock previously awarded to our named executive officers at the fiscal year ended December 31, 2022.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
J.E. “Rick” Bunka	‒	‒	‒	‒	‒
Robert D. Barry	‒	‒	‒	‒	‒
Maria Johnson	‒	‒	‒	‒	‒
Albert Fouerti	‒	‒	‒	‒	‒

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan. We currently make available a retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the executive officers named above, can make voluntary pre-tax contributions. We currently match 100% of elective deferrals up to 3% of compensation and 50% of elective deferrals for next 2% of compensation. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted for changes in the cost of living. See the Summary Compensation Table for matches made for the executive officers named above.

Director Compensation

In mid-2021, we revised the fees paid to our directors such that our independent directors receive an annual fee of $40,000, payable monthly. The Chair of the Board receives an additional annual fee of $50,000. Each independent director who serves on the Audit Committee also receives an annual fee of $6,000, those who serve on the Compensation Committee receive an annual fee of $4,500, and those who serve on the Nominating and Governance Committee also receive an annual fee of $3,000. The Chairman of the Audit Committee receives an additional $10,000, the Chairman of the Compensation Committee receives an additional $7,500 and the Chairman of the Nominating and Governance Committee receives an additional $5,000.

Audit Committee
Committee Chair Fee	$10,000
Committee Member Fee	$6,000
Compensation Committee
Committee Chair Fee	$7,500
Committee Member Fee	$4,500
Nominating and Corporate Governance Committee
Committee Chair Fee	$5,000
Committee Member Fee	$3,000

In addition, on March 29, 2022, each of Messrs. Shaw and Schneider received a grant of 34,883 shares of fully vested common stock. On February 8, 2023, Mr. Akhavan received a grant of 83,011 shares of fully vested common stock.

The table below sets forth the compensation to our non-employee directors during the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)	Total ($)
Ellette A. Anderson	47,500	-	47,500
Clark R. Crosnoe	54,500	-	54,500
Glyn C. Milburn	51,000	-	51,000
Ellery W. Roberts	90,000	-	90,000
G. Alan Shaw	49,000	60,000	109,000
Alan P. Shor	47,500	-	47,500
Edward Tobin	40,000	-	40,000
James M. Schneider	42,167	60,000	102,167
Houman Akhavan(1)	-	-	-

(1)	Mr. Akhavan was elected as a director in January 2023.

2020 Equity Incentive Plan

On July 30, 2020, we established the 1847 Goedeker Inc. 2020 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to grant restricted stock, stock options and other forms of incentive compensation to our officers, employees, directors and consultants.

The following summary briefly describes the principal features of the Plan and is qualified in its entirety by reference to the full text of the Plan.

Awards that may be granted include: (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted awards, (e) performance share awards, and (f) performance compensation awards. These awards offer our officers, employees, consultants and directors the possibility of future value, depending on the long-term price appreciation of our common stock and the award holder’s continuing service with our company.

Stock options give the option holder the right to acquire from us a designated number of shares of common stock at a purchase price that is fixed upon the grant of the option. The exercise price will not be less than the market price of the common stock on the date of grant. Stock options granted may be either tax-qualified stock options (so-called “incentive stock options”) or non-qualified stock options.

Stock appreciation rights, or SARs, which may be granted alone or in tandem with options, have an economic value similar to that of options. When a SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the market price of the shares on the date of exercise and the exercise price of the shares under the SAR. Again, the exercise price for SARs normally is the market price of the shares on the date the SAR is granted. Under the Plan, holders of SARs may receive this payment – the appreciation value – either in cash or shares of common stock valued at the fair market value on the date of exercise. The form of payment will be determined by us.

Restricted shares are shares of common stock awarded to participants at no cost. Restricted shares can take the form of awards of restricted stock, which represent issued and outstanding shares of our common stock subject to vesting criteria, or restricted stock units, which represent the right to receive shares of our common stock subject to satisfaction of the vesting criteria. Restricted shares are forfeitable and non-transferable until the shares vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded.

The Plan also provides for performance compensation awards, representing the right to receive a payment, which may be in the form of cash, shares of common stock, or a combination, based on the attainment of pre-established goals.

All of the permissible types of awards under the Plan are described in more detail as follows:

Purposes of Plan: The purposes of the Plan are to attract and retain officers, employees and directors for our company and its subsidiaries; motivate them by means of appropriate incentives to achieve long-range goals; provide incentive compensation opportunities; and further align their interests with those of our stockholders through compensation that is based on our common stock.

Administration of the Plan: The Plan is administered by our compensation committee (which we refer to as the administrator). Among other things, the administrator has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, performance criteria, restrictions and other provisions of awards. The administrator has authority to establish, amend and rescind rules and regulations relating to the Plan.

Eligible Recipients: Persons eligible to receive awards under the Plan will be those officers, employees, consultants, and directors of our company and its subsidiaries who are selected by the administrator.

Shares Available Under the Plan: The maximum number of shares of our common stock that may be delivered to participants under the Plan is 220,000 (subject to stockholder approval of such increase), subject to adjustment for certain corporate changes affecting the shares, such as stock splits. Shares subject to an award under the Plan for which the award is canceled, forfeited or expires again become available for grants under the Plan. Shares subject to an award that is settled in cash will not again be made available for grants under the Plan.

Stock Options:

General. Subject to the provisions of the Plan, the administrator has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the administrator may determine.

Option Price. The exercise price for stock options will be determined at the time of grant. Normally, the exercise price will not be less than the fair market value on the date of grant. As a matter of tax law, the exercise price for any incentive stock option awarded may not be less than the fair market value of the shares on the date of grant. However, incentive stock option grants to any person owning more than 10% of our voting stock must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the administrator at the time of the grant. The option must be exercised by notice to us, accompanied by payment of the exercise price. Payments may be made in cash or, at the option of the administrator, by actual or constructive delivery of shares of common stock to the holder of the option based upon the fair market value of the shares on the date of exercise.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the administrator at the time of grant. In the case of incentive stock options, such term cannot exceed ten years provided that in the case of holders of more than 10% of our voting stock, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with our company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the administrator and reflected in the grant evidencing the award.

Incentive and Non-Qualified Options. As described elsewhere in this summary, an incentive stock option is an option that is intended to qualify under certain provisions of the Code, for more favorable tax treatment than applies to non-qualified stock options. Any option that does not qualify as an incentive stock option will be a non-qualified stock option. Under the Code, certain restrictions apply to incentive stock options. For example, the exercise price for incentive stock options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years. In addition, an incentive stock option may not be transferred, other than by will or the laws of descent and distribution, and is exercisable during the holder’s lifetime only by the holder. In addition, no incentive stock options may be granted to a holder that is first exercisable in a single year if that option, together with all incentive stock options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate fair market value in excess of $100,000, measured at the grant date.

Stock Appreciation Rights: Awards of SARs may be granted alone or in tandem with stock options. SARs provide the holder with the right, upon exercise, to receive a payment, in cash or shares of stock, having a value equal to the excess of the fair market value on the exercise date of the shares covered by the award over the exercise price of those shares. Essentially, a holder of a SAR benefits when the market price of the common stock increases, to the same extent that the holder of an option does, but, unlike an option holder, the SAR holder need not pay an exercise price upon exercise of the award.

Stock Awards: Stock awards can also be granted under the Plan. A stock award is a grant of shares of common stock or of a right to receive shares in the future. These awards will be subject to such conditions, restrictions and contingencies as the administrator shall determine at the date of grant. Those may include requirements for continuous service and/or the achievement of specified performance goals.

Cash Awards: A cash award is an award that may be in the form of cash or shares of common stock or a combination, based on the attainment of pre-established performance goals and other conditions, restrictions and contingencies identified by the administrator.

Performance Criteria: Under the Plan, one or more performance criteria will be used by the administrator in establishing performance goals. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of our company, as the administrator may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the administrator deems appropriate. In determining the actual size of an individual performance compensation award, the administrator may reduce or eliminate the amount of the award through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate. The administrator shall not have the discretion to (i) grant or provide payment in respect of performance compensation awards if the performance goals have not been attained or (ii) increase a performance compensation award above the maximum amount payable under the Plan.

Other Material Provisions: Awards will be evidenced by a written agreement, in such form as may be approved by the administrator. In the event of various changes to the capitalization of our company, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the administrator to the number of shares covered by outstanding awards or to the exercise price of such awards. The administrator is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of our company, including acceleration of vesting. Except as otherwise determined by the administrator at the date of grant, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, we are permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. Our board also has the authority, at any time, to discontinue the granting of awards. The board also has the authority to alter or amend the Plan or any outstanding award or may terminate the Plan as to further grants, provided that no amendment will, without the approval of our stockholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the Plan, change the persons eligible for awards under the Plan, extend the time within which awards may be made, or amend the provisions of the Plan related to amendments. No amendment that would adversely affect any outstanding award made under the Plan can be made without the consent of the holder of such award.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers who will serve on our compensation committee or our Board of Directors.

Change in Independent Registered Public Accounting Firm

On December 20, 2022, the Company received a letter from the Company’s independent registered public accounting firm, Friedman LLP (“Friedman”), informing the Company of its decision to resign effective December 20, 2022 as the auditors of the Company.

In the letter, Friedman advised the Company that based on the results of the Board’s internal investigation as reported to Friedman, it appeared there may be material adjustments and/or disclosures necessary to previously reported financial information. Additionally, the Board’s internal investigation identified facts, that if further investigated by Friedman, might cause Friedman to no longer to be able to rely on the representations of (i) management that was in place at the time Friedman issued its audit report for the year ended December 31, 2021, or (ii) management that was in place at the time of Friedman’s association with the quarterly financial statements for the periods ended June 30, 2021, September 30, 2021 and March 31, 2022. Prior to the Letter, in the past two years, the Company had not received from Friedman an adverse opinion or a disclaimer of opinion, and Friedman’s opinion was not qualified or modified as to uncertainty, audit scope, or accounting principles. The resignation by Friedman was neither recommended nor approved by the Audit Committee or the Board and there were no disagreements with management and Friedman. Friedman had previously reported a material weakness to the Audit Committee, which was included on the Company’s Form 10-K for the year ended December 31, 2021, filed on March 31, 2022, regarding the ineffectiveness of the Company’s internal controls over financial reporting.

In connection with the Letter, Friedman advised us that it was withdrawing its previously issued audit opinion on our December 31, 2021 consolidated financial statements, issued on March 31, 2022, and declined to be associated with the quarterly financial statements for the periods ended June 30, 2021, September 30, 2021, and March 31, 2022, filed on August 8, 2021, November 16, 2021 and May 12, 2022, respectively.

On December 26, 2022, the Audit Committee approved the engagement of Sadler, Gibb & Associates, LLC (“Sadler”) as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2021.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us for professional services rendered for the fiscal years ended December 31, 2022 and 2021:

Year Ended December 31,	2022		2021
Audit Fees		$564,535	$1,056,990
Audit-Related Fees	$	‒	$131,560
Tax Fees		‒	‒
All Other Fees		‒	‒
TOTAL		$564,535	$1,188,550

“Audit Fees” consisted of fees billed for professional services rendered by the principal accountant for the audit of our annual consolidated financial statements and review of the consolidated financial statements included in our Form 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. Total audit fees for the year ended December 31, 2022 were $514,660 for Sadler, Gibb & Associates and $49,875 for Friedman LLP. Total audit fees for the year ended December 31, 2021 were $1,056,990. Audit fees in 2021 for Sadler were $506,990 and 550,000 for Friedman LLP.

“Audit-Related Fees” consisted of fees billed for assurance and related services by the principal accountant that were reasonably related to the performance of the audit or review of our financial statements and are not reported under the paragraph captioned “Audit Fees” above. There were no audit-related fees for the year ended December 31, 2022 were $131,560 of audit related fees for the year ended December 31, 2021. Audit related fees in 2021 were $21,560 for Sadler and $110,000 for Friedman LLP.

“Tax Fees” consisted of fees billed for professional services rendered by the principal accountant for tax returns preparation.

“All Other Fees” consisted of fees billed for products and services provided by the principal accountant, other than the services reported above under other captions of this Item 14.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our board of directors to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our board of directors pre-approved the audit service performed by Sadler, Gibb & Associates for our consolidated financial statements as of and for the year ended December 31, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 18, 2023 by (i) each of our named executive officers and directors; (ii) all of our current executive officers and directors as a group; and (iii) each person who is known by us to beneficially own more than 5% of our common stock. Unless otherwise specified, the address of each of the persons set forth below is c/o our company, 1870 Bath Ave, Brooklyn, NY 11214.

Name and Title of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
J.E. “Rick” Bunka, Interim Chief Executive Officer	Common Stock	-	*
Robert D. Barry, Interim Chief Financial Officer and Secretary(3)	Common Stock	1,503	*
Ellery W. Roberts, Executive Chairman(4)	Common Stock	7,951	*
Houman Akhavan, Director(5)	Common Stock	4,194	*
Ellette A. Anderson, Director	Common Stock	508	*
Clark R. Crosnoe, Director(6)	Common Stock	12,944	*
Glyn C. Milburn, Director	Common Stock	554	*
James M. Schneider, Director	Common Stock	3,414	*
G. Alan Shaw, Director	Common Stock	697	*
Alan P. Shor, Director	Common Stock	468	*
Edward J. Tobin, Director	Common Stock	19,682	*
Albert Fouerti, Former Chief Executive Officer(7)	Common Stock	15,777	*
Maria Johnson, Former Chief Financial Officer(8)	Common Stock	250	*
All current executive officers and directors (11 persons)	Common Stock	51,915	2.5%

5% Stockholders
Altium Growth Fund, LP(9)	Common Stock	105,258	4.99%
Cannell Capital LLC(10)	Common Stock	105,258	4.99%
Empery Asset Management, LP(11)	Common Stock	105,258	4.99%
The Vanguard Group(12)	Common Stock	107,398	5.1%

*	Less than 1%

(1)	Amounts reflect the impact of the 1-for-50 reverse stock split that the Company effected on October 20, 2023. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to our common stock.

(2)	A total of 2,109,347 shares of common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of December 18, 2023. For each beneficial owner above, any options held by such person exercisable within 60 days have been included in the denominator.

(3)	Includes 260 shares of common stock held by Mr. Barry’s spouse and 800 shares of common stock issuable upon the exercise of warrants.

(4)	Includes 444 shares held by Cardinal 33 LLC. Mr. Roberts is the Manager of Cardinal 33 LLC and has voting and investment power over the securities held by it.

(5)	Includes approximately 2,952 shares of common stock and approximately 1,242 shares of common stock issuable upon the exercise of warrants.

(6)	Includes 11,168 shares held by CRC Investment Fund LP and 1,776 shares held by NM 2018 Trust. Mr. Crosnoe is the managing member and owns 100% of CRC Investment Fund GP, LLC, the general partner of CRC Investment Fund LP, and of CRC Capital LLC, the manager of CRC Investment Fund LP, and has sole voting and investment power over the shares held by CRC Investment Fund LP. Mr. Crosnoe is the investment adviser to NM 2018 Trust and also has a power of attorney to direct purchases and sales of the shares held by it.

(7)	Based on the Form 4 filed by Mr. Fouerti on December 13, 2021. Does not include 58,959 shares of common stock held by The 2021 Albert Fouerti Trust F/B/O His Issue, of which Mr. Fouerti is the beneficiary, but not the trustee. Pursuant to SEC rules, the trustee is considered to be the beneficial owner of the shares held by this trust.

(8)	Based solely on the Form 4 filed by Ms. Johnson on December 16, 2021.

(9)	Includes 105,258 shares of Common Stock issuable upon the exercise of warrants, but excludes an additional 16,817 shares of Common Stock issuable upon the exercise of warrants that cannot be exercised due to a beneficial ownership blocker provision in a securities purchase agreement. The beneficial owner cannot exercise warrants to the extent it would beneficially own, after any such exercise, more than 4.99% of the outstanding shares of Common Stock. Based solely on the information set forth in the Schedule 13G/A filed by Altium Growth Fund, LP (“Altium”), with the SEC on February 14, 2022. Altium is the record and direct beneficial owner of the shares. Altium Capital Management, LP is the investment adviser of, and may be deemed to beneficially own the common shares held by, Altium. Altium Growth GP, LLC is the general partner of, and may be deemed to beneficially own the common shares held by, Altium. The address of the principal business office of each of the foregoing beneficial owners is 152 West 57th Street, FL 20, New York, NY 10019.

(10)	Includes 99,847 shares of Common Stock and 5,411 shares of Common Stock issuable upon the exercise of warrants, but excludes an additional 97,677 shares of Common Stock issuable on the exercise of warrants that cannot be exercised due to a beneficial ownership blocker provision pursuant to a securities purchase agreement. The beneficial owner cannot exercise warrants to the extent it would beneficially own, after any such exercise, more than 4.99% of the outstanding shares of Common Stock. Based solely on the information set forth in the Schedule 13G/A filed by Cannell Capital LLC with the SEC on February 14, 2022. J. Carlo Cannell may be deemed to be the beneficial owner of the shares held by Cannell Capital LLC. The address of the business office of each of Cannell Capital LLC and J. Carlo Cannell Is 245 Meriwether Circle, Alta, WY 83414.

(11)	Includes 105,258 shares of Common Stock issuable upon the exercise of warrants, but excludes an additional 63,726 shares of Common Stock issuable upon the exercise of warrants that cannot be exercised due to a beneficial ownership blocker provision in a securities purchase agreement. The beneficial owner cannot exercise warrants to the extent it would beneficially own, after any such exercise, more than 4.99% of the outstanding shares of Common Stock. Based solely on the information set forth in the Schedule 13G/A filed by Empery Asset Management, LP (“Empery”) with the SEC on January 24, 2022. Empery serves as the investment manager to certain funds holding an aggregate of 168,985 shares of Common Stock. Empery AM GP, LLC, the general partner of Empery, has the power to exercise investment discretion. Each of Empery and Ryan M. Lane and Martin D. Hoe, the managing members of Empery AM GP, LLC, may be deemed to be the beneficial owner of all shares of Common Stock held by such funds. Each of the foregoing disclaims any beneficial ownership of any such shares of Common Stock. The address of each of the foregoing beneficial owners is 1 Rockefeller Plaza, Suite 1205, New York, New York 10020.

(12)	Based solely on the information set forth in the Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2023. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Party Transactions Policies and Procedures

Related-party transactions have the potential to create actual or perceived conflicts of interest between our Company and our directors and executive officers or their immediate family members. Under its charter, our nominating and corporate governance committee is charged with the responsibility of reviewing and approving all related-party transactions. To assist in identifying such transactions, we distributed questionnaires to each of our directors and officers. Although we do not have a formal policy with regard to approving related-party transactions, our nominating and corporate governance committee may consider the following factors when deciding whether to approve a related-party transaction: the nature of the related party’s interest in the transaction; the material terms of the transaction, including, without limitation, the amount and type of the transaction; the importance of the transaction to the related party; whether the transaction would impair the judgment of a director or executive officer to act in our best interests; and any other matters deemed appropriate by our audit committee.

Transactions with Related Persons

The following includes a summary of transactions since the beginning of our 2022 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under Item 11 “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Management Services Agreement

On April 5, 2019, the Company entered into a management services agreement with 1847 Partners LLC (the “Manager”), a company owned and controlled by Ellery W. Roberts, the Company’s chairman and prior significant stockholder, which was amended effective on August 4, 2020. Pursuant to the offsetting management services agreement, as amended, the Company appointed the Manager to provide certain services to it for a quarterly management fee equal to $62,500; provided, however, that under certain circumstances specified in the management services agreement, the quarterly fee may be reduced if similar fees payable to the Manager by subsidiaries of the Company’s former parent company, 1847 Holdings LLC, exceed a threshold amount.

The Company shall also reimburse the Manager for all costs and expenses of the Company which are specifically approved by the board of directors of the Company, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of the Company in connection with performing services under the management services agreement. The Company did not pay any expenses for the years ended December 31, 2022 and 2021.

The Company expensed management fees of $0.25 million for each of the years ended December 31, 2022 and 2021, respectively.

Leonite Securities Purchase Agreement

On April 5, 2019, our Company, 1847 Goedeker Holdco Inc. (“Holdco”) (our direct parent company at such time) and 1847 Holdings (Holdco’s parent company at such time) entered into a securities purchase agreement with Leonite Capital LLC (“Leonite”) (the “Leonite Securities Purchase Agreement”), pursuant to which our Company, Holdco and 1847 Holdings issued to Leonite a secured convertible promissory note (the “Secured Note”) in the aggregate principal amount of $714,286. As additional consideration for the purchase of the Secured Note, (i) 1847 Holdings issued to Leonite 50,000 common shares (valued at $137,500), (ii) 1847 Holdings issued to Leonite a five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis, and (iii) Holdco issued to Leonite shares of common stock equal to a 7.5% non-dilutable interest in Holdco. As of December 31, 2019, the balance of the note was $584,943. As a result of this transaction, Leonite became a related party.

On May 11, 2020, the Company, Holdco, 1847 Holdings and Leonite entered into a first amendment to Secured Note, pursuant to which the parties agreed (i) to extend the maturity date of the Secured Note to October 5, 2020, (ii) that our failure to repay the Secured Note on the original maturity date of April 5, 2020 shall not constitute and event of default under the note and (iii) to increase the principal amount of the Secured Note by $207,145, as a forbearance fee.

In connection with the amendment, (i) 1847 Holdings issued to Leonite another five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis and (ii) upon closing of 1847 Holdings’ acquisition of Asien’s Appliance, Inc., 1847 Holdings’ wholly owned subsidiary 1847 Asien Inc. issued to Leonite shares of common stock equal to a 5% interest in 1847 Asien Inc.

Under the Secured Note, Leonite had the right at any time at its option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the note into fully paid and non-assessable common shares or any shares of capital stock or other securities of 1847 Holdings into which such common shares may be changed or reclassified.

On May 4, 2020, Leonite converted $100,000 of the outstanding balance of the Secured Note into 100,000 common shares of 1847 Holdings. On July 24, 2020, Leonite converted $50,000 of the outstanding balance of the Secured Note into 50,000 common shares of 1847 Holdings.

On August 4, 2020, we used a portion of the proceeds from our initial public offering to repay the note in full.

On September 2, 2020, 1847 Holdings and Leonite entered into an amendment to the warrant issued on April 5, 2019, pursuant to which the warrant was amended to allow for the exercise of the warrant for 180,000 common shares of 1847 Holdings in exchange for Leonite’s surrender of the remaining 20,000 common shares underlying that warrant, as well as all 200,000 common shares underlying the second warrant issued to Leonite on May 11, 2020. On September 18, 2020, Leonite exercised the warrant in accordance with the foregoing for 180,000 common shares of 1847 Holdings. As a result, both warrants have terminated.

DMI Cooperative

The Company is a member of Dynamic Marketing, Inc. (“DMI”), an appliance purchasing cooperative. DMI purchases consumer electronics and appliances at wholesale prices from various vendors, and then makes such products available to its members, including the Company, who sell such products to end consumers. DMI’s purchasing group arrangement provides its members, including the Company, with leverage and purchasing power with appliance vendors, and increases our ability to compete with competitors, including big box appliance and electronics retailers. We own an approximate 5% interest in the cooperative. Additionally, Albert Fouerti, our former Chief Executive Officer, was on the board of DMI until November 2022. As such, DMI is deemed to be a related party for fiscal year 2022.

During the years ended December 31, 2022 and 2021, total purchases from DMI, net of holdbacks, were $255.9 million and $177.8 million, respectively. At December 31, 2022, deposits at DMI totaled $25.0 million and the vendor rebate due from DMI were $5.8 million. At December 31, 2021, vendor rebate deposits, net, due from DMI were $12.2 million and vendor rebates receivable were $5.8 million.

Related Party Leases

On May 31, 2019, our subsidiary YF Logistics LLC entered into a sublease agreement with DMI for our warehouse space in Hamilton, New Jersey. The initial term of the sublease was for a period commencing on June 1, 2019 and terminating on April 30, 2020, with automatic renewals for successive one year terms until the earlier of (i) termination by either upon thirty (30) days’ prior written notice or (ii) April 30, 2024. The sublease provides for a base rent equal to 71.43% of the base rent paid by DMI under its lease for the premises, plus 71.43% of any taxes, operating expenses, additional charges or any other amounts due by DMI, for a total of $56,250 per month.

On June 2, 2021, our subsidiary 1 Stop Electronics Center, Inc. (“1 Stop”) entered into a lease agreement with 1870 Bath Ave. LLC, an entity that is owned by Albert Fouerti, our former Chief Executive Officer, and Elie Fouerti, our former Chief Operating Officer, for our premises located at 1870 Bath Avenue, Brooklyn, New York. The lease is for a term of ten years and provides for a base rent of $74,263 per month during the first year with annual increases to $96,896.37 during the last year of the term. 1 Stop is also responsible for all property taxes, insurance costs and the utilities used on the premises. The lease contains customary events of default. The initial right-of-use (“ROU”) asset and liability associated with this lease is $8.4 million.

On June 2, 2021, our subsidiary Joe’s Appliances LLC entered into a lease agreement with 812 5th Ave Realty LLC, an entity that is owned by Albert Fouerti, our former Chief Executive Officer, and Elie Fouerti, our former Chief Operating Officer, for our premises located at 7812 5th Avenue, Brooklyn, New York. The lease is for a term of ten years and provides for a base rent of $6,365.40 per month during the first year with annual increases to $8,305.40 during the last year of the term. Joe’s Appliances LLC is also responsible for all property taxes, insurance costs and the utilities used on the premises. The lease contains customary events of default. The initial ROU asset and liability associated with this lease is $0.7 million.

On March 15, 2022, the Company entered into a lease agreement by and between the Company and 8780 19 Ave LLC (“Landlord”), a New York limited liability company owned by Albert Fouerti, our former Chief Executive Officer, and Elie Fouerti, our former Chief Operating Officer, for the lease of a new office building located in Brooklyn, New York. The lease commenced on March 1, 2022 and shall expire on December 31, 2026. The Company has the option to extend the term of the lease for one additional term of five years. The premises of the lease contain approximately 5,835 rentable square feet. Under the terms of the lease, the Company will lease the premises at the monthly rate of $22,000 for the first year, with scheduled annual increases. The Company received a four-month rent concession so that its first rental payment became due on or before July 1, 2022. The Company contended that the lease required the Landlord do certain work at Landlord’s expense to improve the building at a cost of approximately $1.2 million. Landlord refused to pay for this work, contending that this expense was the Company’s responsibility. In addition, the total remaining amount due on the lease at December 31, 2022 was approximately $1.2 million. Landlord contended that the Company was in default of the lease for failing to pay rent. The Company disagreed that its rent obligations had been triggered and further contended that Landlord violated the lease by failing to pay for the work. On August 23, 2023, the Company entered into a lease termination agreement with Landlord. Under the terms of the termination agreement, the Company was relieved of its obligations under the lease and agreed to terminate its claims for reimbursement of the improvements it made to the building and to pay $100,000.

On November 20, 2023, 1 Stop (d/b/a 1 Stop Computer and Cameras) entered into a sublease agreement with DMI (the “Sublease”) to lease approximately 232,640 rentable square feet (the “Premises”) of certain premises located at 1369 Lamberton Road, Hamilton Township, New Jersey (the “Lamberton Road Premises”). The Company expects to use the Premises for warehouse, storage, distribution and shipping facility, including related ancillary management and administrative offices, purposes. The term of the Sublease will commence on January 1, 2024, subject to HRP Mercer Urban Renewal, LLC, a New Jersey limited liability company and the ultimate landlord of the Premises, having consented to the Sublease and the satisfaction of other customary closing conditions. The Sublease provides that it will expire on September 30, 2030 (the “Term”) unless terminated earlier pursuant to its terms. The cumulative obligations payable by the Company over the Term total approximately $27 million (the “Base Rent”). In addition to the Base Rent, the Company will also be responsible for its proportionate share of the Lamberton Road Premises’ taxes and operating expenses.

CODE OF ETHICS

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, rules, regulations and policies, including full, fair, accurate, timely, and understandable disclosures in reports required under the federal securities laws, and reporting of violations of the code.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website, www.polished.com, within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

DEADLINES FOR RECEIPT OF NOMINATIONS AND STOCKHOLDER PROPOSALS

A stockholder who is entitled to vote for the election of directors and who desires to nominate a candidate for election to be voted on at an Annual Meeting of Stockholders may do so only in accordance with Section 2.2 of Article II of the Bylaws, which provides that a stockholder may nominate a director candidate by written notice to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. To be considered timely for the 2024 Annual Meeting, a stockholder nomination, and all supporting information, must be submitted no earlier than October 2, 2024 and no later than November 1, 2024. If the 2024 Annual Meeting date is changed by more than 30 days from the anniversary date of the Annual Meeting, such notice must be received not earlier than the close of business 120 days prior to the anniversary date of the Annual Meeting date and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made, whichever occurs first.

A stockholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for, and voted on by the stockholders at, the 2024 Annual Meeting must submit such proposal in writing, including all supporting materials, to the Company at its principal office no later than August 28, 2024, 120 days before the anniversary of the date of mailing the Company’s definitive proxy statement for the Annual Meeting of Stockholders held on January 30, 2024 (the “2023 Proxy Statement”), and meet all other requirements for inclusion in the proxy statement. Additionally, pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a stockholder intends to present a proposal for business to be considered at the 2024 Annual Meeting but does not seek inclusion of the proposal in our proxy statement for such meeting, then we must receive the proposal by November 11, 2024, 45 days before the anniversary of the date of mailing the 2023 Proxy Statement, for it to be considered timely received. If notice of a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Delinquent Section 16(a) Reports

On July 31, 2023, Ellette A. Anderson filed a late Form 5 with respect to one transaction.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted an SEC-approved procedure called “householding.” Under this procedure, we deliver a single copy of the notice and, if applicable, this proxy statement, the WHITE universal proxy card and Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and the environmental impact of our annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate notices and proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents.

To receive free of charge a separate copy of the proxy materials or to request delivery of a single copy if a stockholder is receiving multiple copies of the proxy materials, stockholders may write or call the Company at the following:

Polished.com Inc.

Attn: Secretary

1870 Bath Avenue

Brooklyn, NY 11214

(800) 299-9470

Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

ANNUAL REPORT ON FORM 10-K

We filed our Annual Report on Form 10-K for our fiscal year ended December 31, 2022 (which includes our financial statements for the fiscal year ended December 31, 2022) with the SEC on July 31, 2023, as amended on August 1, 2023 and August 8, 2023. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written or oral request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, as amended, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K, as amended, are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Polished.com Inc., 1870 Bath Avenue, Brooklyn, NY 11214, Attention: Secretary or (800) 299-9470. Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2022 is also available in the Investor Relations section of our website, located at https://investor.polished.com, under the link for “SEC Filings.”

OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment and in the manner they believe to be in the best interest of the Company to the extent permitted by Rule 14a-4(c) of the Exchange Act.

By Order of the Board of Directors

December 26, 2023	/s/ Robert D. Barry
Robert D. Barry
Interim Chief Financial Officer

THIS IS THE WHITE PROXY CARD

POLISHED.COM INC.
C/O FIRST COAST RESULTS, INC.
SUITE 112
200 BUSINESS PARK CIRCLE
SAINT AUGUSTINE, FL 32095

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/POL2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to c/o First Coast Results, Inc., Suite 112, 200 Business Park Circle, Saint Augustine, FL 32095.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V27338-P01899

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

POLISHED.COM INC.

The Board of Directors recommends you vote FOR the following:

YOU MAY SUBMIT VOTES "FOR" UP TO 8 NOMINEES IN TOTAL. YOU ARE PERMITTED TO VOTE FOR FEWER THAN 8 NOMINEES. IMPORTANTLY, IF YOU MARK MORE THAN 8 "FOR" BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN 8 "FOR" BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY "FOR" THE NOMINEE YOU HAVE SO MARKED.

1. Election of Directors

Company Nominees:	For	Withhold
1a. Ellery W. Roberts	☐	☐
1b. Houman Akhavan	☐	☐
1c. Ellette A. Anderson	☐	☐
1d. Clark R. Crosnoe	☐	☐
1e. Glyn C. Milburn	☐	☐
1f. James M. Schneider	☐	☐
1g. G. Alan Shaw	☐	☐
1h. Edward J. Tobin	☐	☐

Nominees OPPOSED by the Company:	For	Withhold
1i. Jerald Hammann	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. Ratification of the appointment of Sadler, Gibb & Associates LLC as the Company's independent registered public accounting firm	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V27339-P01899

POLISHED.COM INC.
ANNUAL MEETING OF STOCKHOLDERS
JANUARY 30, 2024
THIS WHITE PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) J.E. "Rick" Bunka and Robert D. Barry, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Polished.com Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. ET, on January 30, 2024, virtually at www.virtualshareholdermeeting.com/POL2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on the reverse side)